EXHIBIT 99.1

IonQ Appoints Former Ariba & Cloudera CFO

Jim Frankola to Board of Directors

Frankola brings cloud and high-performance computing expertise to support IonQ’s continued commercial momentum in the era of broad quantum advantage

COLLEGE PARK, MD - August 28, 2025 - IonQ (NYSE: IONQ), the leader in the quantum computing and quantum networking industries, today announced the appointment of Jim Frankola to its Board of Directors. Frankola, the former Chief Financial Officer of Ariba and Cloudera, brings decades of experience scaling enterprise cloud and software businesses.

“We are delighted to welcome Jim to our Board,” said Niccolo de Masi, Chairman and CEO of IonQ. “Jim is a seasoned executive with a track record of successfully leading and advising technology companies. His deep commercial technology background and financial expertise will be invaluable as we continue to accelerate IonQ’s growth and help solve high performance computing challenges with quantum computing solutions.”

Frankola served as CFO at Cloudera, an enterprise data cloud company, where he played a critical role in the company’s growth and transformation. He previously held CFO roles at Ariba and Yodlee and was an executive at IBM in their storage and software groups. Frankola formerly served on the board of Ansys which sells powerful simulation software for organizations focused on high performance computing solutions such as NASA, Toyota, BMW, Tesla, and others. Frankola is also a board member at Skillsoft, where he chairs the audit committee. He earned a Master’s degree in International Business & Finance from NYU Stern and a BS in Accounting from Penn State University.

“IonQ is rapidly scaling its commercial reach – backed by, I believe, the strongest product portfolio and technical roadmap in the industry,” said Frankola. “I’m honored to join the Board at this pivotal moment and look forward to contributing to IonQ’s continued success.”

Frankola’s appointment reflects IonQ’s ongoing commitment to building a world-class leadership team aligned with its mission to deliver the world’s most powerful quantum computers and networks, scaling to 2 million qubits by 2030, and accelerating innovation across sectors including drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the leading commercial quantum computing and quantum networking company, delivering high-performance systems aimed at solving the world’s most complex problems. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking also positions the company as a leader in building the quantum internet.

The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including but not limited to the terms “accelerating,” “advancements,” “building,” “continues,” “deepening,” “delivering,” “driving,” “expanding,” “growth,” “intends,” “intent,” “ongoing,” “optimizing,” and other similar expressions, are intended to identify forward-looking statements. These statements include those related to the IonQ’s quantum computing capabilities and plans; IonQ’s technology driving commercial quantum advantage in the future; the necessity, effectiveness, and future impacts of IonQ’s offerings available today; and the scalability, fidelity, efficiency, viability, accessibility, effectiveness, importance, reliability, performance, speed, impact, practicality, feasibility, and commercial-readiness of IonQ’s offerings. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: IonQ’s ability to implement its technical roadmap; changes in the competitive industries in which IonQ operates, including development of competing technologies; IonQ’s inability to attract and retain key personnel; or IonQ’s ability to deliver, and customers’ ability to generate, value from IonQ’s offerings. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K and reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

press@ionq.co

IonQ Investor Contact:

investors@ionq.co